UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2015

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entergy Corporation (“Entergy”) held its 2015 Annual Meeting of Shareholders (“Annual Meeting”) on May 8, 2015 in Montgomery, Texas. At the Annual Meeting, Entergy’s shareholders, upon the recommendation of the Board of Directors (the “Board”), approved the Entergy Corporation Amended and Restated Executive Annual Incentive Plan (the “Executive Annual Incentive Plan”). In general, the Executive Annual Incentive Plan provides for the award of cash incentives to our eligible officers based on the achievement over our fiscal year of performance objectives established by the Personnel Committee. All incentive awards payable under the Executive Annual Incentive Plan are paid in cash. This summary of the Executive Annual Incentive Plan is qualified in its entirety by reference to the full text of the Executive Annual Incentive Plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. A more detailed summary of the Plan can be found in Entergy’s definitive proxy statement for the Annual Meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission (“SEC”) on March 20, 2015.

Also, at the Annual Meeting, Entergy’s shareholders, upon the recommendation of the Board, approved the 2015 Equity Ownership Plan of Entergy Corporation and Subsidiaries (the “2015 EOP”). The 2015 EOP authorizes the Personnel Committee of the Board to provide equity-based compensation of up to 6,900,000 shares of Entergy’s common stock in the form of stock options, stock appreciation rights (“SARs”), stock awards, stock units, other stock-based awards and performance awards. Our directors, officers and other employees are eligible to receive awards under the 2015 EOP.

The 2015 EOP provides for a double trigger accelerated vesting for employees following a change in control, establishes minimum vesting periods for all awards (three years for service-based vesting and one year for performance-based vesting, subject to limited exceptions), and includes a requirement that all awards are subject to the “clawback” policy adopted by our Board. It also provides that no underwater stock options or SARs will be repriced without shareholder approval and that no stock options or SARs will be granted with an exercise price less than the fair market value of our common stock on the date of grant. This summary of the 2015 EOP is qualified in its entirety by reference to the full text of the 2015 EOP, which is attached hereto as Exhibit 99.2 and incorporated herein by reference. A more detailed summary of the 2015 EOP can be found in the Proxy Statement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The matters that were submitted to our shareholders for approval at the Annual Meeting and the voting results with respect to each matter are set forth below. The proposals related to each matter are described in detail in the Proxy Statement.

Proposal 1

Entergy’s shareholders elected twelve (12) directors to serve until the next annual meeting by the following vote:

Nominee	Voted For	Voted Against	Abstentions	Broker Non-Votes
Maureen S. Bateman	137,756,786	3,710,620	691,602	15,482,440
Patrick J. Condon	139,924,273	1,497,565	737,170	15,482,440
Leo P. Denault	134,946,795	4,720,552	2,491,661	15,482,440
Kirkland H. Donald	140,242,472	1,224,859	691,677	15,482,440
Gary W. Edwards	139,733,850	1,738,243	686,915	15,482,440
Alexis M. Herman	134,999,047	6,401,444	758,517	15,482,440
Donald C. Hintz	139,660,421	1,895,035	603,552	15,482,440
Stuart L. Levenick	140,026,879	1,452,735	679,394	15,482,440
Blanche L. Lincoln	139,916,906	1,487,630	754,472	15,482,440
Karen A. Puckett	140,070,812	1,418,174	670,022	15,482,440
W.J. “Billy” Tauzin	139,491,590	1,989,627	677,791	15,482,440
Steven V. Wilkinson	139,011,996	2,450,143	696,869	15,482,440

Proposal 2

Entergy’s shareholders ratified the selection of Deloitte & Touche as our independent registered public accountants for 2015 as set forth below:

Voted For	Voted Against	Abstentions
154,389,628	2,532,847	718,973

Proposal 3

Entergy’s shareholders approved the advisory vote on Named Executive Officer compensation as set forth below:

Voted For	Voted Against	Abstentions	Broker Non-Votes
134,767,078	6,404,743	987,187	15,482,440

Proposal 4

Entergy’s shareholders approved the Entergy Corporation Amended and Restated Executive Annual Incentive Plan as set forth below:

Voted For	Voted Against	Abstentions	Broker Non-Votes
135,746,256	5,347,842	1,064,910	15,482,440

Proposal 5

Entergy’s shareholders approved the Entergy Corporation 2015 Equity Ownership Plan as set forth below:

Voted For	Voted Against	Abstentions	Broker Non-Votes
130,370,791	10,832,184	956,033	15,482,440

Proposal 6

Entergy’s shareholders did not approve a shareholder proposal submitted by As You Sow, Oakland California, regarding including carbon emission reductions in incentive compensation, as set forth below:

Voted For	Voted Against	Abstentions	Broker Non-Votes
7,652,149	107,498,525	27,008,334	15,482,440

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1
Entergy Corporation Amended and Restated Executive Annual Incentive Plan filed as Appendix B to Entergy’s Definitive Proxy Statement filed with the SEC on March 20, 2015 and incorporated herein by reference.

99.2
2015 Equity Ownership Plan of Entergy Corporation and Subsidiaries filed as Appendix C to Entergy’s Definitive Proxy Statement filed with the SEC on March 20, 2015 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By:/s/ Marcus V. Brown ______
Marcus B. Brown Executive Vice President and General Counsel

Dated: May 12, 2015